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                                                                     EXHIBIT 4.7


         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. ________                                    Date of Issuance: ________, 2001

                             iPAYMENT HOLDINGS, INC.

                    FORM OF WARRANT TO PURCHASE COMMON STOCK

         THIS CERTIFIES THAT, for value received, _________________ ("Warrantholder") is entitled to subscribe for and purchase from iPAYMENT Holdings, Inc. (the "Company"), subject to the terms set forth below, _______ shares of Common Stock of the Company ("Common Stock") at $0.01 per share (the "Warrant Price") upon surrender hereof, at the principal office of the Company referred to below.

         1. TERM. Subject to the terms hereof, the purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time and until the date ten (10) years after the date hereof (the "Term").

         2. METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT.

            (a) The purchase right represented by this Warrant may be exercised by the Warrantholder, in whole or in part and from time to time during the Term, by the surrender of this Warrant (together with the notice of exercise form attached hereto as Exhibit A, duly executed) at the principal office of the Company and by the payment to the Company, by check or bank draft, of an amount equal to the Warrant Price multiplied by the number of shares of Common Stock then being purchased.

         The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares of Common Stock represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the Warrantholder as soon as practicable and, in any event, within thirty (30) days of receipt of such notice and, unless this Warrant has been fully exercised or expired, a



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new Warrant representing the shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Warrantholder as soon as practicable and, in any event, within such thirty
(30)-day period.

         3. COVENANTS AND CONDITIONS. The above provisions are subject to the following:

            (a) Neither this Warrant nor the shares of Common Stock that may be issued upon exercise of the rights represented by this Warrant have been registered under the Securities Act of 1933, as amended ("Securities Act"), or any state securities laws ("Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be sold or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or
(ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws. Transfer of the shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall bear substantially the following legend:

         THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

The Warrantholder and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws.

            (b) All shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all liens. During the Term, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

         4. ADJUSTMENT OF WARRANT PRICE. The Warrant Price shall be subject to adjustment from time to time as follows:



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             (a) If, at any time during the Term, the number of shares of Common
Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Warrant Price shall be appropriately decreased and the number of shares of Common Stock issuable upon the exercise hereof shall be increased in proportion to such increase in outstanding shares so that the aggregate Warrant Price remains unchanged.

             (b) If, at any time during the Term, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Warrant Price shall be appropriately increased and the number of shares of Common Stock issuable upon the exercise hereof shall be decreased in proportion to such decrease in outstanding shares so that the aggregate Warrant Price remains unchanged.

             (c) In case, at any time during the Term, the Company shall declare a cash dividend upon its Common Stock payable otherwise than out of earnings or earned surplus or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends and distributions) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Company convertible into or exchangeable for Common Stock), then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution, the Warrant Price in effect thereafter shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction of which the numerator shall be an amount equal to the difference of
(x) the Current Market Price of one share of Common Stock minus (y) the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the amount of cash, stock, securities, evidences of indebtedness, assets, options or rights, as the case may be, so distributed in respect of one share of Common Stock, and of which the denominator shall be such Current Market Price.

             (d) All calculations under this Section 4 shall be made to the nearest cent or to the nearest share, as the case may be.

             (e) For the purpose of any computation pursuant to this Section 4, the Current Market Price at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 15 consecutive business days ending on the last business day before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 15 business day period). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or as reported by Nasdaq (or if the Common Stock is not at the time listed or admitted for trading on any such exchange or if prices of the Common Stock are not reported by Nasdaq then such price shall be equal to




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the average of the last reported bid and asked prices on such day as reported by
The National Quotation Bureau Incorporated or any similar reputable quotation and reporting service, if such quotation is not reported by The National Quotation Bureau Incorporated); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this clause (e) are available for the period required hereunder, the Current Market Price shall be determined in good faith by the Board of Directors of the Company.

             (f) Adjustments made pursuant to clauses (a), (b) and (c) above shall be made on the date such dividend, subdivision, split-up, combination or distribution, as the case may be, is made, and shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to such dividend, subdivision, split-up, combination or distribution.

             (g) In any case in which the provisions of this Section 4 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the Warrantholder all or any part of this Warrant which is exercised after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such exercise before giving effect to such adjustment exercise; provided, however, that the Company shall deliver to the Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         5. MERGERS, CONSOLIDATION, SALES. In the case of any proposed consolidation or merger of the Company with another entity, or the proposed sale of all or substantially all of its assets to another person or entity, or any proposed reorganization or reclassification of the capital stock of the Company, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the Warrantholder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein, in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for the number of shares of such Common Stock purchasable hereunder immediately before such consolidation, merger, sale, reorganization or reclassification. In any such case appropriate provision shall be made with respect to the rights and interests of the Warrantholder to the end that the provisions hereof shall thereafter be applicable as nearly as may be practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant.

         6. FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.



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         7. TRANSFERS AND REPLACEMENTS. This Warrant and all rights hereunder are not transferable, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the Company. In the event that Company consents to such a transfer, a new Warrant, of the same tenor as this Warrant but registered in the name of the transferee or transferees (and in the name of the Warrantholder, if a partial transfer is effected) shall be made and delivered by the Company upon surrender of this Warrant duly endorsed, at the office of the Company referred to in Section 11 hereof. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction, and, in such case, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above, in the case of the loss, theft or destruction of a Warrant, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant, other than stock transfer taxes (if any) payable in connection with a transfer of this Warrant, which shall be payable by the Warrantholder.

         8. RIGHTS AS STOCKHOLDERS. The Warrantholder, as such, shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock, and nothing contained herein shall be construed to confer upon the Warrantholder, as such, any of the rights of a stockholder of the Company.

         9. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

         10. CERTAIN NOTICES. In case at any time the Company shall propose to:

             (a) declare any cash dividend upon its Common Stock;

             (b) declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

             (c) reorganize, or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with, or sell of all or substantially all of its assets to, another corporation; or

             (d) voluntarily or involuntarily dissolve, liquidate or wind up of the affairs of the Company;

then, in any one or more of said cases, the Company shall give to the Warrantholder by certified or registered mail, (i) at least ten (10) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution,




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liquidation or winding up, at least ten (10) days' prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify, in the case of any such dividend or distribution, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

             11. NOTICE. Any and all notices, elections or demands permitted or required to be made under this Warrant shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, telexed, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing. The date of personal delivery or telecopy or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this Warrant:

         The Address of Warrantholder is:              -------------------------

                                                       -------------------------

                                                       -------------------------
                                                       Fax No. (   )
                                                                ---  -----------


         The Address of Company is:                    -------------------------

                                                       -------------------------

                                                       -------------------------
                                                       Fax No. (   )
                                                                ---  -----------


             12. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the shares of Common Stock shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Warrantholder.

             13. GOVERNING LAW. This Warrant is made in accordance with and shall be governed by and construed under the laws of the State of Tennessee, other than conflicts of law principles.

             14. COUNTERPARTS. This Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




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                            [SIGNATURE PAGE FOLLOWS]



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             IN WITNESS WHEREOF, this Warrant is executed effective as of the date first above written.


                                            iPAYMENT HOLDINGS, INC.


                                            By:
                                                --------------------------------
                                                Gregory S. Daily,
                                                Chief Executive Officer


ACCEPTED AND AGREED:

WARRANTHOLDER:

-----------------------------------


Signed:
       ----------------------------
Name:
     ------------------------------
Title:
      -----------------------------



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